UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

NSTAR

(Exact name of registrant as specified in its charter)

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2008

Registrant, Address and Telephone Number

NSTAR
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Commission File Number	State of Incorporation	I.R.S. Employer Identification No.

001-14768	Massachusetts	04-3466300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Dividend Increase

On November 20, 2008, NSTAR issued a press release announcing that its Board of Trustees voted to increase the dividend on its common shares to an annualized rate of $1.50 per share, a 7.1% increase over the previous rate of $1.40.  The Board declared a quarterly dividend of $0.375 per share, payable February 2, 2009 to shareholders of record as of January 9, 2009.

2009 Earnings Guidance

NSTAR also is providing guidance for the year 2009 as follows:

a)	Earnings per share are expected to be in the $2.33 to $2.43 range.
b)	Electric sales are expected to increase by about 1% while gas sales are expected to increase approximately 2%, assuming normal weather conditions.
c)	Operations and maintenance expense is expected to decline by approximately 1%.
d)

Capital expenditures for the year are expected to be approximately $360 million.  The lower spending level for 2009 primarily reflects the scheduled completion of the second phase of our 345kV transmission project.

The press release is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
99.1	Press Release dated November 20, 2008 and issued by the Registrant entitled “NSTAR Increases Common Share Dividend 7.1% and Provides 2009 Earnings Guidance.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: November 20, 2008	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer